UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2011
Smith & Wesson Holding Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-31552	87-0543688

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Roosevelt Avenue Springfield, Massachusetts	01104

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 331-0852
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 26, 2011, we appointed P. James Debney as our President, Chief Executive Officer, and a director. Michael F. Golden, who had been our President and Chief Executive Officer, will continue to serve as a member of our Board of Directors and was appointed as Co-Vice Chairman of the Board.
Mr. Debney, 44, has served as Vice President of our company since April 2010 and President of our firearm division since November 2009. Mr. Debney was President of Presto Products Company, a $500 million business unit of Alcoa Consumer Products, a manufacturer of plastic products, from December 2006 until February 2009. Mr. Debney was Managing Director of Baco Consumer Products, a business unit of Alcoa Consumer Products, a manufacturer of U.K.-branded and private label foil, film, storage, food, and trash bag consumer products, from January 2006 until December 2006; Manufacturing and Supply Chain Director from August 2003 until December 2005; and Manufacturing Director from April 1998 until July 2003. Mr. Debney joined Baco Consumer Products in 1989 and held various management positions in operations, production, conversion, and materials.
We entered into an employment agreement with Mr. Debney in connection with his appointment as our President and Chief Executive Officer. Under the terms of the employment agreement, Mr. Debney is entitled to an annual base salary of $450,000 (subject to annual review and increases by our Board of Directors); is eligible to participate in our executive compensation programs, to receive a discretionary annual bonus as determined by our Board of Directors or committee thereof, and to receive annual stock-based awards as determined by our Board of Directors or committee thereof; and is entitled to receive other standard benefits, including a car allowance, participation in any group insurance, pension, retirement, vacation, expense reimbursement, and other plans, programs, or benefits as may from time to time be provided to other executive employees of our company, and certain insurance benefits (including the reimbursement of reasonable insurance premiums for disability insurance, medical and hospitalization insurance, and a life insurance policy).

If we unilaterally terminate Mr. Debney’s employment without cause, Mr. Debney will receive (i) his base salary for a period of 18 months after such termination; (ii) an amount equal to the average of his cash bonus paid for each of the two fiscal years immediately preceding his termination, which will be paid over the 18-month period after such termination; (iii) his car allowance and coverage under our medical plan to the extent provided for him at the date of termination for a period equal to 18 months after such termination; and (iv) for a period of 36 months following the termination, a cash payment in the amount of $10,000 per 12-month period for post-termination secretarial support.
If Mr. Debney’s employment is terminated by reason of his death or disability, if we unilaterally terminate Mr. Debney’s employment without cause, or if Mr. Debney voluntarily terminates his employment following a qualifying change in control event as described below, the employment agreement provides that he will receive, for the fiscal year of the notice of termination, any earned bonus, on a pro-rated basis, based on the performance goals actually achieved for the fiscal year of the notice of termination, as determined by our Board of Directors in its sole discretion, at the time such bonuses are paid to our other employees. If we unilaterally terminate Mr. Debney’s employment without cause, or if Mr. Debney voluntarily terminates his employment following a qualifying change in control event as described below, the stock options granted pursuant to any employment agreement with us that are vested as of the date of such termination will have a nine-month post-termination exercise period, but not beyond their original term. If we unilaterally terminate Mr. Debney’s employment without cause or by reason of Mr. Debney’s disability, or if Mr. Debney voluntarily terminates his employment with at least six months advance notice to us or following a qualifying change in control event as described below, we will continue to pay the life insurance premiums on any then existing life insurance policy provided by our company, up to an annual premium of $20,000, until 36 months following the termination of Mr. Debney’s employment.
The employment agreement provides that, in the event of a change in control of our company (as defined in the employment agreement), Mr. Debney may, at his option and upon written notice to us, terminate his employment, unless (i) the provisions of the employment agreement remain in full force and effect and (ii) Mr. Debney suffers no reduction in his status, duties, authority, or compensation following the change in control, provided that Mr. Debney will be considered to suffer a reduction in his status, duties, or authority if, after the change in control, (a) he is not the chief executive officer of the company that succeeds to our business; (b) such company’s stock is not listed on a national stock exchange; or (c) such company terminates Mr. Debney’s employment or reduces his status, duties, authority, or compensation within one year of the change in control. If Mr. Debney terminates his employment due to a change in control following which the employment agreement does not remain in full force and effect or his status, duties, authority, or compensation have been reduced, he will receive (A) his base salary for a period of 24 months after such termination; (B) an amount equal to the average of his cash bonus paid for each of the two fiscal years immediately preceding his termination, which will be paid over the 18-month period after such termination; (C) his car allowance for a period equal to 24 months after such termination; and (D) at our option, either receive (x) coverage under our medical plan to the extent provided for him at the date of termination for a period equal to 24 months after such termination or (y) reimbursement for the COBRA premium for such coverage through the earlier of such 24-month period or the COBRA eligibility period.

The employment agreement further prohibits Mr. Debney from competing with our company for a period equal to the longer of 12 months following the termination of his employment with our company, regardless of the reason therefor, or any period during which Mr. Debney receives cash severance pursuant to the terms of the employment agreement. The employment agreement also prohibits Mr. Debney from soliciting or hiring our personnel or employees for a period of 24 months following the termination of his employment with our company.
In addition, Mr. Debney will receive options to purchase 450,000 shares of our common stock. The options will have an exercise price equal to the closing price of our common stock on September 26, 2011, with one-third (1/3) of such options vesting on each of the first, second, and third annual anniversary of the date of grant.
In connection with Mr. Golden’s retirement as our President and Chief Executive Officer, we and Mr. Golden entered into a separation agreement and release. In exchange for Mr. Golden executing a release of rights under his employment agreement and of the employment claims he may have against us and agreeing not to directly or indirectly solicit employees or prospective acquisition candidates for a two-year period and not use our trade secrets or confidential information to solicit customers, manufacturers, or manufacturer’s representatives, we agreed to pay Mr. Golden $987,835.
The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the employment agreement and the separation agreement and release, and is subject to and qualified in its entirety by reference to the full text of the employment agreement and the separation agreement and release, which are attached hereto as Exhibits 10.91 and 10.92, respectively.
On September 27, 2011, we issued a press release announcing Mr. Debney’s appointment and Mr. Golden’s new role on our Board of Directors. A copy of that press release is attached hereto as Exhibit 99.1.
On September 26, 2011, Jeffrey D. Buchanan replaced Ann B. Makkiya as Secretary to streamline our corporate functions. Ms. Makkiya will continue to serve in her role as Corporate Counsel.
Reference is made to the information set forth under Item 5.07 of this Current Report on Form 8-K regarding the approval of our 2011 Employee Stock Purchase Plan (the “2011 ESPP”) and the approval of the material terms of the performance goals under our 2004 Incentive Stock Plan, as amended (the “2004 Plan”). The disclosure contained in Item 5.07 and the information contained in Exhibits 10.24(a) and 10.93 attached hereto are hereby incorporated by reference in their entirety into this Item 5.02.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On September 26, 2011, we held an annual meeting of stockholders to consider and vote upon the following proposals: (1) to elect directors to serve until our next annual meeting of stockholders and until their successors are elected and qualified; (2) to approve our 2011 ESPP to replace our expiring 2001 Employee Stock Purchase Plan (the “2001 ESPP”); (3) to provide a non-binding advisory vote on the compensation of our named executive officers for fiscal 2011 (“say-on-pay”); (4) to provide a non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers (“say-on-frequency”); (5) to approve the material terms of the performance goals under our 2004 Plan so as to take advantage of the benefits of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); and (6) to ratify the appointment of BDO USA, LLP, an independent registered public accounting firm, as the independent registered public accountant of our company for the fiscal year ending April 30, 2012.

The following directors were elected at the annual meeting:

			Broker
Director	Votes Cast For	Votes Withheld	Non-Votes
Barry M. Monheit	27,996,308	1,938,953	22,691,451
Robert L. Scott	26,905,385	3,029,876	22,691,451
Michael F. Golden	27,878,202	2,057,059	22,691,451
Robert H. Brust	28,268,493	1,666,768	22,691,451
John B. Furman	27,946,485	1,988,776	22,691,451
Mitchell A. Saltz	27,680,827	2,254,434	22,691,451
I. Marie Wadecki	27,904,807	2,030,444	22,691,451
Our stockholders approved our 2011 ESPP to replace our expiring 2001 ESPP. The results of the vote to approve this proposal were as follows:

	Votes Cast	Votes Cast		Broker
	For	Against	Abstentions	Non-Votes
Approval our 2011 ESPP to replace our expiring 2001 ESPP	27,799,820	1,668,069	467,372	22,691,451
Our stockholders approved the compensation of our named executive officers on a non-binding, advisory basis. The results of the vote to approve this proposal were as follows:

	Votes Cast	Votes Cast		Broker
	For	Against	Abstentions	Non-Votes
Say-on-pay proposal	26,427,082	2,058,779	1,449,400	22,691,451
Our stockholders recommended on a non-binding, advisory basis that the advisory vote on the compensation of our named executive officers be held every year. The results of the vote on this proposal were as follows:

					Broker
	One Year	Two Years	Three Years	Abstentions	Non-Votes
Say-on-frequency proposal	26,033,186	185,092	2,954,037	762,946	22,691,451
Based upon these results, our Board of Directors determined to hold an advisory vote on the compensation of our named executive officers every year, until the next required vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers.

Our stockholders approved of the material terms of the performance goals under our 2004 Plan so as to take advantage of the benefits of Section 162(m) of the Code. The results of the vote to approve this proposal were as follows:

	Votes Cast	Votes Cast		Broker
	For	Against	Abstentions	Non-Votes
Approval of the material terms of the performance goals under our 2004 Plan so as to take advantage of the benefits of Section 162(m) of the Code	46,820,705	5,397,074	408,933	—
Our stockholders ratified the appointment of BDO USA, LLP as our independent registered public accountants for the fiscal year ending April 30, 2012. The results of the vote to approve this proposal were as follows:

	Votes Cast	Votes Cast		Broker
	For	Against	Abstentions	Non-Votes
Ratification of BDO USA, LLP as independent registered public accountants	51,230,931	829,744	566,037	—
Broker non-votes did not affect the outcome of any proposal voted on at the meeting.
Approval of our 2011 ESPP
Our 2011 ESPP replaces our expiring 2001 ESPP.
General Terms of Our 2011 ESPP; Shares Available for Issuance
Our 2011 ESPP is intended to provide a method whereby our employees will have an opportunity to acquire a proprietary interest in our company through the purchase of shares of our common stock through accumulated voluntary payroll deductions, thereby enhancing employee interest in our continued success. We intend to have our 2011 ESPP qualify as an “employee stock purchase plan” under Section 423 of the Code. Our 2011 ESPP permits eligible employees to authorize payroll deductions that will be utilized to purchase shares of our common stock during a series of consecutive 12-month offering periods, with two six-month purchase or exercise periods within the offering periods. Employees may purchase shares of common stock pursuant to our 2011 ESPP at a purchase price equal to the lower of (i) 85% of the greater of (A) the fair market value of a share of our common stock on the first trading day of the offering period or (B) the fair market value of a share of our common stock on the entry date on which an employee becomes a participant within the offering period or (ii) 85% of the fair market value of our common stock on the last trading day of the applicable purchase period. The fair market value of a share of our common stock on a given date is determined by the Plan Committee (as defined below), provided that as long as there is a public market for our common stock, the fair market value will either be (i) the closing price of our common stock on such date (or, if our common stock is not traded on such date, the immediately preceding trading date) as reported by Nasdaq; (ii) if such price is not reported, the average of the bid and asked prices for our common stock on such date (or, if not traded on such date, the immediately preceding trading date) as reported by Nasdaq; (iii) in the event our common stock is listed on a stock exchange, the closing price of our common stock on such exchange on such date (or, if not traded on such date, the immediately preceding trading date), as reported in the Wall Street Journal; or (iv) if no such quotations are available for a date within a reasonable time prior to the valuation date, the value of our common stock as determined by the Plan Committee using any reasonable means. Any payroll deductions remaining in the participant’s bookkeeping account after the end of an offering period will be retained in such participant’s account for the next purchase period or offering period, subject to earlier withdrawal by the participant in accordance with the terms of the 2011 ESPP. No interest is paid on funds withheld, and those funds are used by our company for general operating purposes.
Initially, there will be a total of 6,000,000 shares of our common stock reserved under our 2011 ESPP, which will include any shares available for issuance under our 2001 ESPP on the first offering date under our 2011 ESPP, but not to exceed 6,000,000 shares. The shares included in our 2011 ESPP will no longer be available for issuance under our 2001 ESPP. If any change is made in the stock subject to our 2011 ESPP or subject to any outstanding options under our 2011 ESPP (through reorganization, restructuring, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock repurchase, or similar transaction), equitable and proportionate adjustments will be made by the Plan Committee in the number and kind of shares, and the per-share option price thereof, which may be issued in the aggregate and to any participant upon exercise of the options granted under our 2011 ESPP.
Eligibility and Administration
All employees of our company or of those subsidiaries designated by our Board of Directors who are regularly scheduled to work at least 20 hours per week for more than five months per calendar year are eligible to participate in any of the purchase periods of the 2011 ESPP. Eligible employees may elect to participate in the 2011 ESPP on April 1 or October 1 of each year. An employee will not be granted an option under our 2011 ESPP if (i) immediately after the grant, such employee would own common stock, including outstanding options to purchase common stock under our 2011 ESPP, possessing 5% or more of the total combined voting power or value of our common stock, or (ii) participation in our 2011 ESPP would permit such employee’s rights to purchase our common stock under all of our employee stock purchase plans to exceed $25,000 in fair market value (determined at the time the option is granted) of our common stock for each calendar year in which such option is outstanding.
Our Board of Directors will appoint a committee to administer our 2011 ESPP, the “Plan Committee.” The Plan Committee will have the authority to (a) interpret and construe any provision of our 2011 ESPP, (b) adopt rules and regulations for administering our 2011 ESPP, and (c) make all other determinations deemed necessary or advisable for administering our 2011 ESPP.

Offering Periods and Employee Participation
Our 2011 ESPP will be implemented in a series of successive offering periods, each with a maximum duration of 12 months. If the fair market value per share of our common stock on any purchase date is less than the fair market value per share on the start date of a 12-month offering period, then that offering period will automatically terminate, and a new 12-month offering period will begin on the next business day. Each offering period will begin on the April 1 or October 1, as applicable, immediately following the end of the previous offering period.
Under our 2011 ESPP, eligible employees may elect to participate in our 2011 ESPP on April 1 or October 1 of each year, the “entry date.” Subject to certain limitations determined in accordance with calculations set forth in our 2011 ESPP, a participating employee is granted the right to purchase shares of our common stock on the last business day on or before each March 31 and September 30 during which the employee is a participant in our 2011 ESPP, the “purchase date” or “exercise date.” Upon enrollment in our 2011 ESPP, the participant authorizes a payroll deduction, on an after-tax basis, in an amount of not less than 1% and not more than 20% (or such greater percentage as the Plan Committee may establish from time to time before the first day of an offering period) of the participant’s compensation on each payroll date. Unless the participant withdraws from our 2011 ESPP, the participant’s option for the purchase of shares will be exercised automatically on each exercise date, and the maximum number of full shares subject to the option will be purchased for the participant at the applicable exercise price with the accumulated plan contributions then credited to the participant’s account under our 2011 ESPP. The option exercise price per share will equal 85% of the lower of the fair market value on the first day of the offering period or the fair market value on the exercise date, unless the participant’s entry date is not the first day of the offering period, in which case the exercise price will equal 85% of the lower of (i) the greater of the fair market value on the first day of the offering period or the fair market value of our common stock on the entry date or (ii) the fair market value on the exercise date.
At the time an employee becomes a participant in our 2011 ESPP, the employee may elect payroll deductions of up to 20% (or such greater percentage as the Plan Committee may establish from time to time before the first day of an offering period) of such employee’s compensation for each pay period during an offering. For purposes of our 2011 ESPP, compensation consists of all regular straight time gross earnings paid by us to employees that participate in our 2011 ESPP. Compensation for purposes of our 2011 ESPP excludes commissions, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, and other compensation. Participants may discontinue, reduce, or increase future payroll deductions during an offering period, however, participants may change the rate or amount of payroll deductions only once in any purchase period. A participant’s payroll deductions will continue at the same rate or amount for subsequent offering periods unless the participant elects otherwise before the beginning of the offering periods. To the extent necessary to comply with Section 423 of the Code, the Plan Committee may reduce a participant’s payroll deduction percentage to 0% at such time during any purchase period scheduled to end during the current calendar year when the participant’s aggregate payroll deductions for the calendar year exceeds $25,000 multiplied by the applicable percentage (i.e., 85%). All payroll deductions made by each participant will be credited to a bookkeeping account set up for that participant under our 2011 ESPP.

Grants and Exercises of Options
On a participant’s entry date, the participant will be granted an option to purchase, on each subsequent purchase date during the offering period in which the entry date occurs, up to a number of shares of our common stock determined by dividing (i) the amount of such participant’s payroll deductions accumulated prior to the purchase date and retained in the participant’s account as of the exercise date by (ii) the option exercise price. The option exercise price is an amount equal to 85% of the lower of (a) the greater of the fair market value of our common stock at the beginning of the offering period or the fair market value of our common stock on the participant’s entry date, or (b) the fair market value of our common stock at the end of the exercise period. The participant’s option will be deemed to have been exercised automatically on the last day of the exercise period. The maximum number of shares that a participant may purchase during any exercise period is 12,500 shares or a total of $25,000 in shares, based on the fair market value on the first day of the exercise period. A participant will have no interest or voting right in shares of our common stock covered by the participant’s option until such option has been exercised.
Reclassifications and Mergers
Our 2011 ESPP provides for adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options, and the exercise price of outstanding options in the event of any increase or decrease in the number of issued and outstanding shares as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, or stock dividends. If our company dissolves or liquidates, the offering period will terminate immediately prior to the consummation of that action, unless otherwise provided by the Plan Committee. In the event of a merger or a sale of all or substantially all of our company’s assets, each option under our 2011 ESPP will be assumed or an equivalent option substituted by the successor corporation, unless the Plan Committee, in its sole discretion, accelerates the date on which the options may be exercised.
Participation in Our 2011 ESPP
Participation in our 2011 ESPP is voluntary and depends on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions.
Withdrawal; Termination; Leave Of Absence
A participant in our 2011 ESPP may withdraw, at any time, from our 2011 ESPP by giving us written notice. All payroll deductions credited to such participant’s account and not yet invested in our common stock will be returned to the participant. If a participant withdraws from an offering period, he or she may not participate again in that offering but may participate in any succeeding offering under our 2011 ESPP or in any similar plan that we may adopt.
Upon termination of a participant’s employment for any reason, including retirement or death, the payroll deductions credited to such participant’s account, and not yet invested in our common stock, will be returned to the participant or the participant’s beneficiary and the unexercised portion of any option granted to an employee under our 2011 ESPP will be automatically terminated.

A participant on an approved leave of absence will be deemed to be an employee during the first 90 days of the leave of absence and may continue to be a participant in our 2011 ESPP during that 90-day period. A participant who has been on leave of absence for more than 90 days will be deemed to have been terminated as an employee and will not be entitled to participate in our 2011 ESPP commencing after the 90th day of such leave of absence. The payroll deductions credited to such participant’s account, and not yet invested in our common stock, will be returned to the participant and the unexercised portion of any option granted to an employee under our 2011 ESPP will be automatically terminated.
Transferability
Neither the payroll deductions credited to a participant’s account nor any rights with respect to an option granted under our 2011 ESPP may be assigned, transferred, pledged, or otherwise disposed of by the participant, other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition will be ineffective and we may treat any such act as an election to withdraw from participation in our 2011 ESPP.
Duration and Modification
Our 2011 ESPP will remain in effect until the earliest of (a) the exercise date that participants become entitled to purchase a number of shares greater than the number of reserved shares available for purchase under our 2011 ESPP, (b) such date as is determined by our Board of Directors in its discretion, or (c) March 31, 2022. Our 2011 ESPP’s “effective date” means the date immediately following the end of the current offering period under our 2001 ESPP, which is April 1, 2012.
Our Board of Directors or the Plan Committee may amend our 2011 ESPP at any time, provided that such amendment may not adversely affect the rights of any participant with respect to previously granted options and our 2011 ESPP may not be amended if such amendment would in any way cause rights issued under our 2011 ESPP to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code. To the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, Section 423 of the Code, or any other applicable law or regulation, our Board of Directors will obtain stockholder approval for an amendment.
The foregoing is a summary only and does not purport to be a complete description of all of the terms contained in the 2011 ESPP, and is subject to and qualified in its entirety by reference to the full text of the 2011 ESPP, which is attached hereto as Exhibit 10.93 and is incorporated herein by reference.
Approval of the Material Terms of the Performance Goals our 2004 Plan
Eligibility; Administration
The persons eligible to receive awards under the 2004 Plan consist of officers, directors, employees, and independent contractors. However, incentive stock options may be granted under the 2004 Plan only to our employees, including our officers who are employees. The 2004 Plan is administered by a committee of our Board of Directors. The committee determines the persons to receive awards, the type and number of awards to be granted, the vesting and exercisability of the award, and any other conditions to which the award is subject.

Performance Criteria
One or more of the following objective performance criteria based on our consolidated financial statements, the financial statements of our affiliates, or for our business units (except with respect to the total stockholder return and earnings per share criteria), have been or will be used by the committee in establishing performance goals for awards designed to comply with the performance-based compensation exception to Section 162(m) of the Code: (1) earnings per share; (2) revenues or gross margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state, or federal and excluding budgeted and actual bonuses which might be paid under any of our ongoing bonus plans; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions, or divestitures; (12) total stockholder return; and (13) debt reduction. For employees subject to Section 162(m) of the Code, the performance goals and the determination of their achievement will be made in accordance with Section 162(m) of the Code. The committee is authorized to adjust performance conditions and other terms of awards in response to unusual or nonrecurring events, or in response to changes in applicable laws, regulations, or accounting principles.
The foregoing is a summary only and does not purport to be a complete description of all of the terms contained in the 2004 Plan, and is subject to and qualified in its entirety by reference to the full text of the 2004 Plan, which is attached hereto as Exhibit 10.24(a) and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit
Number	Exhibits

10.24 (a)	Amended and Restated 2004 Incentive Stock Plan.

10.91	Employment Agreement, dated as of September 26, 2011, between P. James Debney and Smith & Wesson Holding Corporation.

10.92	Separation Agreement and Release, dated September 26, 2011, between Michael F. Golden and Smith & Wesson Holding Corporation.

10.93	2011 Employee Stock Purchase Plan.

99.1	Press release from Smith & Wesson Holding Corporation, dated September 27, 2011, entitled “Smith & Wesson Announces CEO Transition.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION
Date: September 27, 2011	By:	/s/ Jeffrey D. Buchanan
Jeffrey D. Buchanan
Executive Vice President, Chief Financial Officer, and Secretary

EXHIBIT INDEX

10.24	(a)	Amended and Restated 2004 Incentive Stock Plan.

10.91		Employment Agreement, dated as of September 26, 2011, between P. James Debney and Smith & Wesson Holding Corporation.

10.92		Separation Agreement and Release, dated September 26, 2011, between Michael F. Golden and Smith & Wesson Holding Corporation.

10.93		2011 Employee Stock Purchase Plan.

99.1		Press release from Smith & Wesson Holding Corporation, dated September 27, 2011, entitled “Smith & Wesson Announces CEO Transition.”